UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2021
KnowBe4, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40351	36-4827930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 N. Garden Avenue
Clearwater	,	Florida	33755
(Address of Principal Executive Offices)			(Zip Code)
(855) 566-9234
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	KNBE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2021, KnowBe4, Inc. (“KnowBe4” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sea Lion Merger Sub I, Inc. (“Merger Sub I”) and Sea Lion Merger Sub II, LLC (“Merger Sub II”), SecurityAdvisor Technologies, Inc. (“SecurityAdvisor”), and Fortis Advisors, LLC, as representative of the holders of equity securities of SecurityAdvisor, pursuant to which KnowBe4 will acquire SecurityAdvisor through the statutory merger of Merger Sub I with and into SecurityAdvisor, pursuant to which SecurityAdvisor will become a wholly owned subsidiary of KnowBe4 (the “First Merger”). As part of the same overall transaction, the surviving entity of the First Merger will merge with and into Merger Sub II upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the provisions of the laws of the state of Delaware (the “Acquisition”).

This Acquisition will allow KnowBe4 to integrate the SecurityAdvisor technology with KnowBe4’s existing security awareness platform, which the Company believes will provide customers with the ability to address human layer risks in real-time.

Under the terms of the Merger Agreement, the aggregate consideration for the Acquisition will be approximately $80.0 million, subject to post-closing adjustments based on customary purchase price adjustments for cash, net working capital and indebtedness, including transaction expenses incurred in conjunction with the Acquisition. Acquisition consideration consists of approximately $50 million of consideration paid upfront including:
•$22.5 million of cash payable at closing, which KnowBe4 expects to fund with cash on hand, and
•$27.5 million in shares of KnowBe4 Class A common stock.

Additional consideration of up to approximately $30 million consists of:
•$15 million of potential future earn-out provisions payable with a combination of equity and cash. These shares of Class A common stock will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and not pursuant to KnowBe4’s equity incentive plans.
•$15 million of restricted stock units issued to certain employees of SecurityAdvisor pursuant to KnowBe4’s equity incentive plan, which will be subject to vesting conditions based on the employees’ continued employment with KnowBe4 along with certain future performance targets.

The Acquisition, which is subject to certain customary closing conditions, is expected to close during the fourth quarter of 2021. The preceding description of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

KnowBe4 will host a conference call today, October 21, 2021, to discuss the Acquisition at 8:30 AM EDT.

Conference Call: (833) 529-0227 (US/Canada Toll Free) or (236) 738-2273
Conference ID: 4379468
Webcast: https://investors.knowbe4.com/investor-relations

A recorded webcast of the event will also be available shortly after the call and will be made available for one year on the KnowBe4 Investor Relations website (https://investors.knowbe4.com). A copy of the slide presentation to be used during the conference call is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On October 21, 2021, KnowBe4 issued a press release in connection with the Acquisition. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

(d) Exhibits

Exhibit No.	Description
2.1	Merger Agreement, dated October 20, 2021, by and among KnowBe4, Inc., Merger Sub I, Merger Sub II, SecurityAdvisor and Fortis Advisor, LLC
99.1	Conference Call Presentation dated October 21, 2021
99.2	Investor Release issued by KnowBe4, Inc. on October 21, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KnowBe4, Inc.
Dated: October 21, 2021
	By:	/s/ Krish Venkataraman
Krish Venkataraman
Co-President & Chief Financial Officer
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